employment agreement

THIS AGREEMENT (the "Agreement") is being made as of February 1, 2003 by and between CHYRON CORPORATION, a New York corporation (the "Company"), having its principal offices at 5 Hub Drive, Melville, New York 11747, and MICHAEL WELLESLEY-WESLEY ("MWW") having an address at Hall Farm House, Little Massingham, King's Lynn, Norfolk, PE322JR, United Kingdom.

W I T N E S S E T H:

WHEREAS, the Company desires to employ MWW as its Chief Executive Officer and President, and MWW desires to hold such position, subject to and upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

    Nature of Employment: Term of Employment

    .  The Company hereby agrees to employ MWW and MWW agrees to serve the Company as its Chief Executive Officer and President ("CEO"), upon the terms and conditions contained herein, for a term commencing on February 21, 2003 (the "Commencement Date") and continuing until February 21, 2004 (the "Employment Term"). The Employment Term may be extended for a one-year period (the "Extended Employment Term") only upon both parties' consent.

    Duties and Powers as Employee

    .

      During the Employment Term, MWW shall be employed by the Company as CEO, which position is, and shall remain at all times during the Employment Term, the senior executive officer position of the Company. MWW shall devote his full working time to his duties as CEO. In performance of his duties, MWW shall report directly to and be subject to the direction of the Board of Directors of the Company or any Committee thereof, including, without limitation, the Office of the Chairman. As CEO, MWW shall have all the responsibilities, duties and authority as are generally associated with the position of CEO of a public company, including full executive power over, and responsibility for, managing, directing, and supervising all aspects of the business of the Company worldwide. The CEO shall also be responsible for developing the business plan and objectives of the Company and managing the execution of such plan in conjunction with the Office of the Chairman, or similar committee or office created by the Board of Directors.

      As CEO, MWW shall travel in accordance with the reasonable needs of the business which shall require him to conduct business for the Company in various locations including, without limitation, New York, London and such other locations as he deems necessary.

    Compensation

    .

      As compensation for his services hereunder, the Company shall pay MWW, during the Employment Term, a base salary (the "Base Salary") payable in equal semi-monthly installments at the annual rate of $280,000.

      In addition to the Base Salary, and subject to the sole discretion of the Compensation Committee of the Board of Directors, MWW may receive, as incentive compensation, an annual bonus (the "Incentive Bonus"). The Company shall pay the Incentive Bonus, if any, to MWW only after the issuance of the results of the annual audit of its books and records by its independent auditors.

      On the Commencement Date, the Company shall grant MWW options (the "Options") to purchase 150,000 shares of common stock of the Company, par value $.01 per share (the "Common Stock"), with an exercise price equal to the closing price for a share of Common Stock as reported by the OTC.BB for the Commencement Date. The Options shall be treated as incentive stock options to the extent permitted by law and the remainder shall be treated as non-incentive stock options. The Options shall vest at the rate of 12,500 options on the first of each month beginning with March 1, 2003 and ending on February 1, 2004 as long as MWW is employed by the Company on each vesting date, subject to acceleration as provided for in Paragraph 9 hereof. The Options shall have a term of ten (10) years from the Commencement Date and shall be subject to the terms of the Company 1999 Stock Option Plan (the "Plan"). The Options shall be memorialized in a stock option grant certificate to be issued by the Company.

    Expenses; Vacation; Insurance; Other Benefits

    .

      MWW shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company.

      MWW shall be entitled to twenty (20) days paid vacation time per annum or such other period as is in accordance with the regular procedures of the Company governing senior executive officers as determined from time to time by the Company's Board of Directors.

      MWW shall be entitled to participate in all employee benefit plans and programs of the Company now or hereafter made available to all senior executives of the Company as a group, to the extent eligible, (including, without limitation, each retirement plan, supplemental and excess retirement plans, annual and long-term incentive compensation plans, stock option and purchase plans, group life insurance, accident and death insurance, medical and dental insurance, sick leave, pension plans, disability plans and fringe benefit plans) on a basis which is no less favorable than is made available to any other senior executive of the Company. MWW shall not participate in any severance or retention plans currently in place for senior executives.

    Representations and Warranties of Employee

    .  MWW represents and warrants to the Company that (a) as of the Commencement Date, MWW is under no contractual or other obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder, and (b) MWW is under no physical or mental disability that would hinder his performance of duties under this Agreement.

    Non-Competition

    .

      MWW agrees that he will not: (i) during the period he is employed by the Company, engage in, or otherwise directly or indirectly be employed by, or act as a consultant to, or be a director, officer, employee, owner, member or partner of, any other business or organization that is or shall then be competing with the Business of the Company (as defined below), and (ii) for a period of one (1) year after he ceases to be employed by the Company, directly or indirectly, compete with or be engaged in the Business of the Company, or be employed by, or act as consultant to, or be a director, officer, employee, owner, member or partner of, any business or organization which, at the time of such cessation, competes with or is engaged in the Business as the Company, except that in each case the provisions of this Section 6 will not be deemed breached merely because MWW: (i) owns not more than five percent (5.0%) of the outstanding common stock of a corporation, if, at the time of its acquisition by MWW, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange; or (ii) MWW is a passive investor in any fund in which he has no investment discretion. This prohibition shall apply to the entire world in recognition of the fact that the Company operates on a multi-national basis. "Business of the Company" shall mean the design, manufacture, sale, re-sale, distribution or maintenance of character generators, routers, switches, or automation products that are used by the broadcast and cable industries.

      It is the intent of the parties to this Agreement that the provisions of this Section 6 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portions of this Section 6 shall be adjudicated to be invalid or unenforceable, such provisions or portion thereof shall be deemed amended to the minimum extent necessary to render such provision or portion valid and enforceable, such amendment to apply only with respect to the operation of such provisions or portions in the particular jurisdiction in which such adjudication is made.

      The parties acknowledge that damages and remedies at law for any breach of this Section 6 will be inadequate and that the Company shall be entitled to specific performance and other equitable remedies (including injunction) and such other relief as a court or tribunal may deem appropriate in addition to any other remedies the Company may have. MWW also waives the posting of any bond in connection with the issuance of any injunctive relief.

    Patents; Copyrights

    .  Any interest in patents, patent applications, inventions, copyrights, developments, and processes ("Such Inventions") which MWW now or hereafter during the period he is employed by the Company may own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; and forthwith upon request of the Company, MWW shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all his right, title, and interest in and to Such Inventions, free and clear of all liens, charges and encumbrances. The Company will reimburse MWW for any reasonable fees and expenses (including fees and expenses of counsel) incurred by MWW in connection with executing such assignments and documents and taking any such action at the request of the Company.

    Confidential Information

    .  All confidential information which MWW may now possess or may obtain during the Employment Term relating to the business of the Company shall not be published, disclosed, or made accessible by him to any other person, firm, corporation or entity during the Employment Term or anytime thereafter without the prior written consent of the Company; provided that the foregoing shall not apply to information which is not unique to the Company or which is generally known to the industry or the public, other than as a result of MWW's breach of this covenant, and shall not preclude MWW from disclosing any such information to the extent such disclosure is required by law, disclosure would in the reasonable judgment of MWW be in the best interest of the Company or is reasonably necessary in order to defend MWW or to enforce MWW's rights under this Agreement in connection with any action or proceeding to which the Company or its affiliates is a party. MWW shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment.

    Termination

    .

      Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Employment Term, MWW is terminated "For Cause" (as defined below) then the Company shall have the right to give notice of termination of MWW's services hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified. Termination "For Cause" shall mean MWW shall: (i) be convicted of a felony crime, (ii) willfully commit any act or willfully omit to take any action in bad faith and to the material detriment of the Company, (iii) commit an act of active and deliberate fraud against the Company, or (iv) materially breach any term of this Agreement and fail to correct such breach within ten (10) days after written notice of the commission thereof. In the event that this Agreement is terminated "For Cause", then MWW shall be entitled to receive only his Base Salary at the rate provided in Section 3 to the date on which termination shall take effect.

      In the event that MWW shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of ninety (90) consecutive days, then this Agreement shall terminate upon an additional thirty (30) days written notice to MWW, and no further compensation shall be payable to MWW, except as may otherwise be provided under any disability insurance policy and that pro rata portion of the Base Salary not previously paid through the date of termination.

      In the event that MWW shall die, then this Agreement shall terminate on the date of MWW's death, and no further compensation shall be payable to MWW, except as may otherwise be provided under any insurance policy or similar instrument and that pro rata portion of the Base Salary not previously paid through the date of termination.

      If MWW's employment is terminated by the Company other than pursuant to subparagraphs 9(a), 9(b) or 9(c) hereof and on or prior to September 30, 2003, MWW shall be entitled to receive from the Company: (i) the longer of the Base Salary for the period from the date of termination through and including September 30, 2003 or one month (the "Severance Period"); (ii) all unvested Options shall immediately vest and MWW shall have an exercise period for the Options equal to the remaining term of the Options without regard to any shorter exercise period set forth in the Plan; (iii) all benefits to which MWW is entitled under this Agreement for the Severance Period; (iv) any accrued but unpaid Base Salary and/or Incentive Bonus; and (v) any previously incurred but unpaid business expenses and/or other amounts due under Paragraph 4 of this Agreement. All amounts payable in accordance with this subsection shall be made in accordance with Company policy as if MWW had not been terminated. The Company shall give written notice of termination to MWW which shall state the date the termination is to be effective.

      If MWW's employment is terminated by the Company other than pursuant to subparagraphs 9(a), 9(b) or 9(c) hereof and after September 30, 2003, MWW shall be entitled to receive from the Company: (i) the Base Salary for the period equal to one month following the date of termination; (ii) all unvested Options shall immediately vest and MWW shall have an exercise period for the Options equal to the remaining term of the Options without regard to any shorter exercise period set forth in the Plan; (iii) all benefits to which MWW is entitled under this Agreement for the period equal to one month following the date of termination; (iv) any accrued but unpaid Base Salary and/or Incentive Bonus; and (v) any previously incurred but unpaid business expenses and/or other amounts due under Paragraph 4 of this Agreement. All amounts payable in accordance with this subsection shall be made in accordance with Company policy as if MWW had not been terminated. The Company shall give written notice of termination to MWW which shall state the date the termination is to be effective.

      If the Company does not extend this Agreement, then the Options shall have an exercise period equal to the remaining term of the Options without regard to any shorter exercise period set froth in the Plan.

      Nothing contained in this Paragraph 9 shall be deemed to limit any other right the Company may have to terminate MWW's employment hereunder upon any ground permitted by law.

    Survival

    .  The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive MWW's termination of employment, irrespective of any investigation made by or on behalf of any party.

    Modification

    .  This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

    Notices

    .  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, by telecopier with electronic confirmation of delivery, or by delivery to an internationally recognized carrier for overnight delivery to the party to whom it is to be given at the address of such party as set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 12). In the case of a notice to the Company, a copy of such notice (which copy shall not constitute notice) shall be delivered to Thelen Reid & Priest LLP, 875 Third Avenue, New York, New York 10022, Attn. Robert S. Matlin, Esq. Any notice or other communication given by overnight delivery shall be deemed given at the time of delivery to the carrier, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by telecopier shall be deemed given at the time the notice or other communication is delivered with electronic confirmation of delivery.

    Waiver

    .  Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

    Binding Effect

    .  MWW's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to encumbrance or the claims of MWW's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of MWW and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and its assigns.

    Headings

    .  The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

    Counterparts; Governing Law

    .  This Agreement may be executed in any number of counterparts (and by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the rules governing the conflicts of laws.

    Prior Agreements

. All prior agreements between the Company and MWW with respect to compensation and services are hereby terminated, except that all prior agreements concerning the terms of options previously granted shall remain in full force and effect and shall not be effected by the fact that MWW has become an employee of the Company.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CHYRON CORPORATION
By	/s/ Wesley W. Lang, Jr.
Name: Wesley W. Lang, Jr.
Title: Chairman

/s/ Michael Wellesley-Wesley
Name: Michael Wellesley-Wesley